UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 13, 2015

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001

(Address of principal executive offices) (ZIP Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2015, the Board of Directors (the “Board”) of Behringer Harvard Opportunity REIT I, Inc. (the “Company”) appointed Thomas P. Kennedy as the Company’s President effective April 1, 2015.  Mr. Kennedy will succeed Michael D. Cohen, who has been serving as interim President since February 4, 2015.  Mr. Cohen will remain a member of the Board.

Mr. Kennedy, 58, will join the Company from UrbanAmerica Advisors, LLC, a registered investment advisor that focuses on renewing and redeveloping neglected metropolitan districts across the United States (“UAA”).  Mr. Kennedy has served as Chief Financial Officer and Chief Operating Officer of UAA since March 2008.  Mr. Kennedy will also serve as President of Behringer Harvard Opportunity REIT II, Inc., another public non-listed REIT sponsored by the Company’s sponsor Behringer Harvard Holdings, LLC.  From March 2006 through March 2008, Mr. Kennedy served as a Manager of an investment fund managed by TriLyn Investment Management, LLC, a privately held investment management firm.  From January 2004 through February 2006, Mr. Kennedy served as a Managing Director of The Greenwich Group International, LLC, a real estate investment banking company.  Mr. Kennedy began his career in 1982 at Equitable Real Estate Management, Inc. (a predecessor of Lend Lease Real Estate Advisors—US) as an accountant and rose to become Principal Managing Director and a member the management committee of Lend Lease Real Estate Advisors—US, a position he held through February 2003.  Mr. Kennedy holds a Bachelor of Science degree in Accounting from Manhattan College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: March 19, 2015	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, & Secretary